Exhibit 99.1

ENCORE WIRE TO BE ACQUIRED BY PRYSMIAN FOR $290.00 PER SHARE IN CASH

McKinney, TX, 15 April 2024 – Encore Wire (NASDAQ: WIRE) today announced that it has entered into a definitive merger agreement under which Prysmian (BIT: PRY) will acquire Encore Wire for $290.00 per share in cash (the “Transaction”). The Transaction represents a premium of approximately 20% to the 30-day volume weighted average share price (VWAP) as of Friday, April 12, 2024 and approximately 29% to the 90-day VWAP as of the same date.

At the terms of the Transaction, Encore Wire’s implied Enterprise Value is approximately €3.9 billion1 representing a multiple of 8.2x EV/2023A EBITDA and 6.3x EV/2023A EBITDA including run rate synergies.

“We are pleased to have reached an agreement that reflects the remarkable value Encore Wire has created with our expansive single-campus model, low-cost production, centralized distribution and product innovation,” said Daniel L. Jones, Encore Wire’s Chairman, President and Chief Executive Officer. “This transaction maximizes value for Encore Wire shareholders and provides an attractive premium for their shares. Encore Wire and Prysmian are two highly complementary organizations, and we anticipate a bright future for Encore Wire as part of Prysmian. Furthermore, as part of a larger, global operation, we expect this transaction will bring additional future opportunities for our employees, whose dedication and hard work made this transaction possible. We look forward to working with Prysmian to complete this value-enhancing combination and realize the significant benefits that we expect it will bring to all of our stakeholders.”

“The acquisition of Encore Wire represents a landmark moment for Prysmian and a strategic and unique opportunity to create value for our shareholders and customers,” said Massimo Battaini, Prysmian designated Group CEO. “Through this acquisition, Prysmian will grow its North American presence, enhancing its portfolio and geographic mix, while significantly increasing the exposure to secular growth drivers. We look forward to welcoming the Encore Wire team to Prysmian and benefitting from the combined company’s enhanced product offerings and customer relationships.”

Following closing of the Transaction, Prysmian expects to maintain a significant presence at Encore Wire’ s vertically-integrated, single-site, McKinney, Texas campus.

Strategic Rationale2

Encore Wire is highly complementary to Prysmian’s strategy and, in particular, the Transaction will allow Prysmian to:

•	increase its exposure to secular growth drivers;

•	enhance its exposure to North America;

•	leverage Encore Wire’s operational efficiency and best in class service across Prysmian’s portfolio;

•	broaden Prysmian’s product offering enabling the combined company to better address customers’ needs in North America; and

•	generate ~€140m in run-rate EBITDA synergies expected within 4 years from closing.

[1]	Equivalent to $4.2 billion , converted at 1.08x USD/EUR FX
[2]	Information provided by Prysmian and not independently verified by Encore Wire

Pro Forma Financials3

Based on pro forma aggregated results for the twelve months ended December, 2023, the combined group would have posted net sales of over €17.7 billion and adjusted EBITDA of approximately €2.1 billion4.

The transaction will be financed through a mix of cash on Prysmian’s Balance Sheet (€1.1bn) and newly committed debt facilities (€3.4 billion).

Approvals and Timing

The Transaction, which has been unanimously approved by each company’s Board of Directors and recommended to its shareholders by Encore Wire’s Board of Directors, is expected to close in the second half of 2024, subject to approval of Encore Wire’s shareholders representing at least a majority of the outstanding shares, regulatory approvals, and other customary closing conditions.

Under the terms of the agreement, Encore Wire may solicit alternative acquisition proposals from third parties during a 35-day “go-shop” period following the date of execution of the merger agreement. There can be no assurances that the “go-shop” will result in a superior proposal. Encore Wire does not intend to disclose developments related to the solicitation process until it determines whether such disclosure is appropriate or is otherwise required.

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J.P. Morgan Securities LLC is acting as sole financial advisor to Encore Wire and O’Melveny & Myers LLP is acting as legal advisor. Goldman Sachs Bank Europe SE, Succursale Italia is acting as sole financial advisor to Prysmian and Wachtell, Lipton, Rosen & Katz is acting as legal advisor.

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Prysmian

Prysmian is a global cabling solutions provider leading the energy transition and digital transformation. By leveraging its wide geographical footprint and extensive product range, its track record of technological leadership and innovation, and a strong customer base, the company is well-placed to capitalise on its leading positions and win in new, growing markets. Prysmian’s business strategy perfectly matches key market drivers by developing resilient, high-performing, sustainable and innovative cable solutions in the segments of Transmission, Power Grid, Electrification and Digital Solutions. Prysmian is a public company listed on the Italian Stock Exchange, with almost 150 years of experience, about 30,000 employees, 108 plants and 26 R&D centres in over 50 countries, and sales of over €15 billion in 2023.

Encore Wire

Encore Wire is a leading manufacturer of a broad range of copper and aluminum electrical wire and cables, supplying power generation and distribution solutions to meet our customers’ needs today and in the future. The Company focuses on

[3]	Information provided by Prysmian and not independently verified by Encore Wire
[4]	Based on PF EBITDA of €2,102m (Prysmian €1,628m + Encore Wire $517m converted at 1.08x USD/EUR FX of €479m). Encore Wire financials based on US GAAP.

maintaining a low-cost of production while providing exceptional customer service, quickly shipping complete orders coast-to-coast. Our products are proudly made in America at our vertically-integrated, single-site, Texas campus.

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger (the “Merger”)of Encore Wire Corporation, (the “Company”), with an affiliate of Prysmian S.p.A, a company organized under the laws of the Republic of Italy (“Parent”). The Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the proposed Merger. The definitive proxy statement will contain important information about the proposed Merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Stockholders will be able to obtain copies of the preliminary and definitive proxy statements and other relevant materials (when they become available) and any other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from the Company by going to the Company’s Investor Relations page on its corporate website at https://www.encorewire.com/investors/index.html.

Participants in the Solicitation

The Company, its directors—Daniel L. Jones, Gina A Norris, William R. Thomas, W. Kelvin Walker, Scott D. Weaver, and John H. Wilson—and Bret J. Eckert, the Company’s Executive Vice President and CFO, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Merger. As disclosed under “Security Ownership of Certain Beneficial Owners, Directors and Named Executive Officers” in the Company’s definitive proxy statement, filed with the SEC on March 28, 2024 and available on the SEC’s EDGAR website at: https://www.sec.gov/Archives/edgar/data/850460/000110465924040592/0001104659-24-040592-index.html (the “2024 Proxy Statement”), as of March 13, 2024 Mr. Jones beneficially owned 5.36% of the Company’s common stock and Mr. Eckert beneficially owned 1.55% of the Company’s common stock. None of the other participants in the solicitation owns in excess of one percent of the Company’s common stock. More detailed information about the ownership interests of each director and Mr. Eckert can be found in their respective SEC filings on Forms 3, 4, and 5, all of which are available on the SEC’s website at www.sec.gov for no charge. In connection with the Merger, the unvested portion of the equity awards held by Mr. Jones and Mr. Eckert will be accelerated. The section titled “Potential Payments upon Termination or Change-in-Control beginning on page 45 of the 2024 Proxy Statement (available on the SEC’s EDGAR website at: https://www.sec.gov/Archives/edgar/data/850460/000110465924040592/0001104659-24-040592-index.html) contains illustrative information on the payments that may be owed to Mr. Jones and Mr. Eckert in a change of control of the Company. Additional information regarding the participants in the solicitation, including their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement that the Company plans to file with the SEC in connection with the solicitation of proxies to approve the Merger.

Forward-Looking Statements Safe Harbor

The matters in this press release include forward-looking statements, including statements related to the expected timing of the closing of the pending Merger and expectations following the closing of the Merger. Forward-looking statements can be identified by words such as: “anticipate”, “intend”, “plan”, “goal”, “seek”, “believe”, “project”, “estimate”, “expect”, “strategy”, “future”, “likely”, “may” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Company, our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, such statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may vary materially from those anticipated, estimated or projected. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include: (i) the possibility that the Company may be unable to obtain the required stockholder approval, antitrust or other regulatory approvals or that other conditions to consummation of the Merger may not be satisfied, such that the Merger may not be consummated or that the consummation may be delayed; (ii) the reaction of distributors, vendors, other partners and employees to the announcement or consummation of the Merger; (iii) general macro-economic conditions, including risks associated with unforeseeable events such as pandemics, wars and other hostilities, emergencies or other disasters; (iv) risks associated with certain covenants in the Agreement and Plan of Merger, dated April 14, 2024, by and among the Company, Parent, Applause Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided in Section 9.12 therein, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (“Guarantor”) (the “Merger Agreement”) that may limit or disrupt our current plans and operations; (v) the amount of the costs, fees, expenses and charges related to the Merger that may not be recovered if the Merger is not consummated for any reason; (vi) the outcome of any legal proceedings that may be brought related to the Merger; (vii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and (viii) other risks and uncertainties described in the Company’s periodic reports on Forms 10-K and 10-Q that the Company files with the SEC. All forward-looking statements speak only as of the date hereof. The Company expressly disclaims any duty to update or revise any of the forward-looking statements to conform to actual results, except as required by law.

Additional Disclosures

The term “EBITDA” is used by Encore Wire in presentations, quarterly conference calls and other instances as appropriate. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Encore Wire presents EBITDA because it is a required component of financial ratios reported by Encore Wire to the Encore Wire’s banks, and is also frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of measures of financial performance calculated and presented in accordance with US GAAP, to compare to the performance of other companies who also publicize this information. EBITDA is not a measurement of financial performance calculated and presented in accordance with US GAAP and should not be considered an alternative to net income as an indicator of the Encore Wire’s operating performance or any other measure of financial performance calculated and presented in accordance with US GAAP.

EBITDA for the fiscal year 2023 is calculated and reconciled to net income as follows:

In Thousands
Net Income	$372,399
Income Tax Expense	112,242
Interest Expense	408
Depreciation and Amortization	32,052
EBITDA	$517,101

For more info:

Encore Wire Contacts

Investors

Bret J. Eckert

Executive Vice President & CFO

972-562-9473

Media

Joseph Sala, Mahmoud Siddig, Allison Sobel or Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449